UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 1, 2006

REHABCARE GROUP, INC.

(Exact name of Company as specified in its charter)

Delaware	0-19294	51-0265872
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7733 Forsyth Boulevard
Suite 2300
St. Louis, Missouri	63105
(Address of principal executive offices)	(Zip Code)

(314) 863-7422

(Company's telephone number, including area code)

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Effective June 1, 2006, RehabCare Group, Inc. (“RehabCare”), through one of its wholly owned subsidiaries, completed the previously announced purchase of substantially all of the assets of Solara Hospital of New Orleans (“the Hospital”) for a purchase price of approximately $19.7 million, consisting of cash and a $3 million subordinated promissory note. The purchase price is subject to adjustment based on acquired working capital levels to be determined in accordance with the terms of the purchase agreement. A portion of the purchase price, approximately $5.8 million, is being held in escrow to secure certain post-closing obligations of the seller.

The Hospital is a 44-bed long-term acute care hospital with approximately 120 employees, located on the seventh floor of West Jefferson Medical Center in Marrero, LA. The Hospital is currently leasing this space under a three-year lease agreement dated November 1, 2003. The lease, which was assigned to RehabCare, may be extended for four additional periods of three years each. The Hospital also owns an additional 12 licensed beds located at a satellite campus in New Orleans.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2006

REHABCARE GROUP, INC.

By: /s/ Jay W. Shreiner

Name: Jay W. Shreiner

Title: Senior Vice President and

Chief Financial Officer